EXHIBIT 99

Contact:	Mark Hord
	ViewPoint Financial Group	FOR IMMEDIATE RELEASE
	972-578-5000, Ext. 7440	November 29, 2007

ViewPoint Financial Group
Completes Stock Repurchase Program

PLANO, Texas, November 29, 2007 — ViewPoint Financial Group (NasdaqGS:VPFG) (the “Company”), the holding company for ViewPoint Bank, today announced the completion of its program to repurchase up to 580,247 shares of its outstanding common stock in the open market. These shares were purchased at prevailing market prices from October 30, 2007, through November 27, 2007.

As of September 30, 2007, the Company had consolidated total assets of $1.63 billion and shareholders’ equity of $211.6 million.

About ViewPoint Financial Group

ViewPoint Financial Group is the holding company for Plano-based ViewPoint Bank. ViewPoint Bank is the largest bank based in Collin County and operates 30 branches and 9 loan production offices, including 6 offices added in a September 2007 acquisition by the Bank’s mortgage subsidiary. For more information, please visit http://www.viewpointbank.com/.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,” “believes,” “should,” “plans,” “anticipates,” “will,” “potential,” “could,” “intend,” “may,” “outlook,” “predict,” “project,” “would,” “estimates,” “assumes,” “likely,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas;

EXHIBIT 99

origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Company’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this report and factors set forth under Risk Factors in our Annual Report on Form 10-K.

The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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